UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549
                                    FORM 8-K
                                 CURRENT REPORT

     Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported) June 22, 2007


                        Reliant Home Warranty Corporation
                               ------------------
             (Exact name of registrant as specified in its chapter)

          Florida                  0-29827                 22-3440510
----------------------------     -----------           ------------------
(State or other jurisdiction     (Commission             (IRS Employer
      of incorporation)          File Number)          Identification No.)

                 350 Bay Street Suite 250, Toronto, ON, M5H 2S6
               (Address of principal executive offices) (Zip Code)


         Registrant's telephone number, including area code 416-445-9500


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Item 4.02:     Non-Reliance  on  Previously  Issued  Financial  Statements  or a
               Related Audit Report or Completed Interim Review
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On June 19, 2007,  Reliant Home Warranty  Corporation  filed  Amendment No. 1 on
Form 10-KSB/A to amend its Annual Report for the year ended December 31, 2006, originally filed with the Securities and Exchange Commission on April 3, 2007. The Company's Board of Directors concluded that the Company's financial statements for the year ended December 31, 2006 that are contained in the original filing should no longer be relied upon.

Subsequent to the filing of the original Annual Report, the Company's Board of Directors determined that the accounting for a warrant and the revenue recognition for mortgage loans were not correct. In 2006, the Company had recorded mortgage revenues of $18,680 related to its new mortgage programs, which in accordance with FAS 91 should be deferred and amortized over the lives of the related loans. The Company restated its 2006 financial statements to correct its revenue recognition to comply with FAS 91. This restatement decreased previously reported 2006 and cumulative from inception revenues and operating expenses each by $18,680. Further, during the fourth quarter of 2006, the Company had incorrectly reversed $4,299,266 of operating expenses related to the issuance of a warrant for a financing transaction that never materialized. The Company restated its 2006 financial statements to not reverse the expense of $4,299,266. This restatement increased previously reported 2006 and cumulative from inception operating expenses and net loss by $4,299,266. In addition, 2006 net loss per share was increased by $.05 from $.04 to $.09. The restatements had no impact on total stockholders' deficit of the Company at December 31, 2006.

The Board of Directors have also concluded that the Company's financial statements for the quarter ended March 31, 2007 that are contained in Form 10-QSB filed on May 18, 2007 should no longer be relied upon and intends to file as soon as practicable an amended Form 10-QSB with restated financial statements.

The Company's management and its Board of Directors have discussed the matters disclosed in this Current Report on Form 8-K, pursuant to Item 4.02, with Berman Hopkins Wright & LaHam, CPAs and Associates, LLP, the Company's independent registered public accounting firm.


                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Reliant Home Warranty Corporation
(Registrant)

/s/ Boyd Soussana
------------------------------------
Boyd Soussana, CEO

Date:   June 22, 2007

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